Exhibit 10.3

GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of March 22, 2018 (“Effective Date”), by and among Flux Power, Inc., a California corporation (the “Company”), and Esenjay Investments, LLC, (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Company has requested that Lender make available to the Company a line of credit (the “LOC”) in a maximum principal amount at any time outstanding of up to Five Million Dollars ($5,000,000), pursuant to the terms and conditions of that certain Credit Facility Agreement, by and between the Company and Lender, dated the date hereof (the “Credit Facility Agreement”), the proceeds of which shall be used by the Company to purchase inventory and related operational support expenses;

WHEREAS, the Company, on or before the Effective Date (as set forth in the Credit Facility Agreement), issued to Lender a Secured Promissory Note, dated March 22, 2018 (the “Note”) evidencing the Company’s obligation to repay Lender certain funds on the terms and conditions as set forth in the Note;

WHEREAS, in order to induce the Secured Party to provide a loan under the Note, the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a priority security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)     “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i)     All Goods of the Company, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

(ii)     All Inventory of the Company; and

(iii)     All of the Company’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(iv)     All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(v)     All of the Company’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above; and

(vi)     All intellectual property, including but not limited to the following:

(1)     Software Intellectual Property:

a.     all software programs (including all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company, above;

b.     all computers and electronic data processing hardware and firmware associated therewith;

c.     all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

d.     all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

(2)     Copyrights:

a.     all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any state thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof;

b.     any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State.

(3)     Copyright License:

a.     any agreement, written or oral, providing for a grant by the Company of any right in any Copyright.

(4)     Patents:

a.     all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof;

b.     all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision.

(5)     Patent License:

a.     all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent.

(6)     Trademarks:

a.     all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof;

b.     all reissues, extensions or renewals thereof.

(7)     Trademark License:

a.     any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark.

(8)     Trade Secrets:

a.     common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

(b)     “Company” shall mean, Flux Power, Inc., a California corporation.

(c)     “Guaranty” shall have the meaning set forth in Section 2.

(d)     “Obligations” means all of the Company’s obligations under this Agreement, , the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(e)     “Permitted Liens” shall mean (a) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (c) liens securing obligations under a capital lease if such liens do not extend to property other than the property leased under such capital lease; (d) liens upon any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (e) leases or subleases and licenses or sublicenses granted in the ordinary course of the Company’s business.

(f)     “Senior Indebtedness” means (i) the first priority security interest granted to Esenjay Investments, LLC in connection with the Company’s Unrestricted Line of Credit, dated September 24, 2012, and as amended, and (ii) the senior priority security interest granted to Herndon Plant Oakley in connection with the Convertible Promissory Note, dated April__, 2018.

(g)     “UCC” means the Uniform Commercial Code, as currently in effect in the State of California.

2.     Guaranty.

(a)     Guaranteed Obligations. At any time after the Effective Date, should an “Event of Default” as defined in the Note occur, the Company hereby agrees to be jointly and severally liable for any and all such amounts owed under the Note (the “Guaranty”).

(b)     Secured Party’s Rights. The rights and remedies of the Secured Party hereunder or as otherwise provided by law are cumulative and the exercise of any one or more of those rights or remedies will not be construed as a waiver of any of the other rights or remedies of the Secured Party. No delay or omission of the Secured Party under this Guaranty in exercising any right or power arising from any Event of Default will prevent the Secured Party from exercising that right or power if the Event of Default continues. No waiver of an Event of Default, whether full or partial, by the Company will be taken to extend to any subsequent default, or to impair the rights of the Secured Party in respect of the Note. The giving, taking or enforcement of security, collateral or guarantee for the payment or discharge of the Note will in no way operate to prejudice, waive or affect this Guaranty or any rights, powers or remedies exercised hereunder.

(c)     Continuing Guaranty. This Guaranty will be a continuing guaranty and will terminate only upon full payment of all amounts and all other sums due and payable in connection with the Note and the performance of all of the terms, covenants, and conditions required to be kept, observed, or performed in connection with the Note.

3.     Subordination.

(a)     The Secured Party hereby agrees for itself and for its successors and assigns that the indebtedness evidenced by this Agreement is hereby expressly subordinated and junior in right of payment to the prior payment in full of all the principal and unpaid accrued interest and all other obligations under the Senior Indebtedness (“Subordination”).

(b)     In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Company or its property, or of any proceedings for voluntary liquidation, dissolution or winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, the Senior Indebtedness shall first be paid in full in cash before any payment in cash or other property is made on account of this Agreement, and in any such proceedings, any payment or distribution of any kind or character, whether in cash or other property (except payments in securities which are subordinate and junior to the payment of the Senior Indebtedness then outstanding in accordance with this Agreement), to which the Secured Party would be entitled if this Agreement were not subordinated to the Senior Indebtedness, shall be paid by the liquidating trustee or other person making such payment or distribution, or by the Secured Party if received by it, directly to the holders of the Senior Indebtedness to the extent necessary to make payment in full in cash of the Senior Indebtedness remaining unpaid (whether or not then due), after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

(c)     Subject to the rights, if any, of the holders of the Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Secured Party under this Agreement, nothing contained in this Section 3 shall impair, as between the Secured Party and the Company, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Secured Party the Obligation under the Agreement as and when the same become due and payable, or shall prevent the Secured Party, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(d)     Subject to the payment in full of all Senior Indebtedness and until this Obligation shall be paid in full, the Secured Party shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 3(c) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Secured Party, be deemed to be a payment by the Company to or on account of this Agreement; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Secured Party would be entitled except for the provisions of this Section 3 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Secured Party, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

(e)     The Secured Party hereby covenants and agrees that it will, upon prior written request, execute and deliver any reasonable subordination, intercreditor or similar agreement(s) (any such agreement(s), the “Intercreditor Agreement”) with respect to the Collateral as may be required by a holder of the Senior Indebtedness as expressly contemplated in this Section 3.

4.     Grant of Security Interest. As an inducement for the Secured Party to purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”); provided, however, the Secured Party has agreed that the security interest granted pursuant to this Section 4 shall be subordinate to Senior Indebtedness and the Permitted Liens.

5.     Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

 (a)     The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

 (b)     The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located other than the Company’s main facility identified in Section 16 of this Agreement;

 (c)     Except for the Senior Indebtedness, the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except for the prior security interest granted in connection with the Senior Indebtedness and to Leon Frenkel (which the security interest has been terminated), there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument that is senior to the Security Interest granted under this Agreement (except to the extent filed or recorded in favor of the Senior Indebtedness).

(d)     No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)     The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth in Section 16 and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

(f)     This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(g)     Promptly upon execution of this Agreement, the Company will deliver to the Secured Party one or more executed UCC financing statements on Form UCC-1 in the jurisdiction of California.

(h)     The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(i)     Subject to the Senior Indebtedness, the Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 12. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j)     Except in connection with the Senior Indebtedness, the Company will not transfer, pledge, hypothecate, encumber, license (except for any Collateral disposed of in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(k)     The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(l)     The Company shall, within twenty (20) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(m)     The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

(n)     The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

(o)     The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(p)     The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(q)     All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

6.     Defaults. The following events shall be “Events of Default”:

(a)     The occurrence of an Event of Default (as defined in the Note) under the Note;

(b)     Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made; and

(c)     The failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

7.     Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

8.     Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Subject to the Subordination, the Secured Party shall have the following rights and powers:

(a)     The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(b)     The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

9.     Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of fifteen percent (15%) per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

10.     Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with the enforcement of this Agreement, the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

11.     Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

12.     Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13.     Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

14.     Power of Attorney; Further Assurances.

  (a)     The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Note and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

  (b)     On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all of the Collateral.

(c)     The Company hereby irrevocably appoints the Secured Party as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, for the sole purpose of taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements, relative to any of the Collateral without the signature of the Company where permitted by law.

15.     Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when if delivered by hand, upon receipt, if sent by email or other electronic communication, (iii) if sent by facsimile, upon receipt of proof of sending thereof, (iv) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (v) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four (4) days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:	Flux Power, Inc. 985 Poinsettia Avenue, Suite A Vista, CA 92081 Telephone: 877-505-3589 rdutt@fluxpwr.com

If to the Secured Party:	Esenjay Investments, LLC Attn: Howard Williams 500 N. Water, Suite 1100S Corpus Christi, TX 78471 Williams@epc-cc.com

16.     Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

17.     Miscellaneous.

(a)     No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)     All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d)     In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)     No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)     This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)     Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)     This Agreement shall be construed in accordance with the laws of California, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the California in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of California and any objection to an action or proceeding in the State of California on the basis of forum non conveniens.

(i)     THE COMPANY AND THE SECURED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE COMPANY AND THE SECURED PARTY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES TO ENTER INTO THIS AGREEMENT. To the extent the foregoing waiver of a jury trial is held to be unenforceable under applicable California law, the Parties hereby agree to refer, for a complete and final adjudication, any and all issues of fact or law involved in any litigation or proceeding (including but not limited to all discovery and law and motion matters, pretrial motions, trial matters and post-trial motions), brought to resolve any dispute between the Parties hereto (whether based on contract, tort or otherwise) arising out of or otherwise related to this Agreement to a judicial referee who shall be appointed under a general reference pursuant to California Code of Civil Procedure Section 638, which referee’s decision will stand as the decision of the court. Such judgment will be entered on the referee’s statement of judgment in the same manner as if the action had been tried by the court. The Parties shall select a single neutral referee, who shall be a retired state or federal judge with at least five years of judicial experience in civil matters; provided that in the event the Parties cannot agree upon a referee, the referee will be appointed by the court.

(j)     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

COMPANY FLUX POWER, INC.

By:	/s/ Ronald Dutt
Name:	Ronald Dutt
Title:	Chief Executive Officer

SECURED PARTY

By:	/s/ Howard Williams
Name:	Howard Williams
Title:	Treasurer